Exhibit 99.1

ConnectM Up-lists to OTCQB, Restoring Stockholder Liquidity and Advancing Toward Major Exchange Goals

Stockholder liquidity restored; financial discipline, revenue momentum, and M&A pipeline position Company for next phase of growth

MARLBOROUGH, MA, UNITED STATES, September 30, 2025 /EINPresswire.com/ -- ConnectM Technology Solutions, Inc. (OTC: CNTM) (“ConnectM” or the “Company”) today announced that its common stock is now trading on the OTCQB Venture Market.

This up-listing represents a significant milestone for Company stockholders: ConnectM management has delivered on its commitment to regain current SEC reporting status and move to a higher tier of the OTC Markets. The transition from OTC Pink to OTCQB restores meaningful trading access and visibility for CNTM shares, and positions the Company for its long-term objective of relisting on a major U.S. exchange.

Advantages of OTCQB vs. OTC Pink
• Greater transparency: companies must be current in their SEC reporting obligations.
• Higher credibility: annual verification and management certification requirements enhance investor confidence.
• Increased visibility: OTCQB companies are more accessible to retail investors and are often included on trading platforms and data feeds that exclude OTC Pink issuers.
• Improved liquidity: many brokers that restrict or halt trading in Pink-tier securities allow normal market access on OTCQB.
• Penny stock exemption: The Company has qualified for a penny stock exemption, which facilitates broader broker and investor access to its shares.

Financial Management Progress
• Revenue Growth: Q2 2025 revenue increased approximately 70% year-over-year to $8.5 million; first-half 2025 revenue rose approximately 69% to $17.5 million.
• Debt Reduction: The Company retired approximately $13.2 million in liabilities in Q2 2025 and approximately $15.8 million across the first half of 2025.
• Lower Interest Expense: Interest expense declined 84.1% year-over-year in Q2 2025 and 48.3% in the first half of 2025, primarily due to prior debt conversions.

Outlook
The Company expects continued revenue momentum in the second half of 2025, supported by order backlog, organic expansion initiatives, and synergies from recent acquisitions. In addition to driving integration benefits, ConnectM intends to pursue high-growth opportunities through targeted mergers and acquisitions designed to broaden its service offerings, expand into strategic geographies, and accelerate platform scale. Company management remains focused on disciplined expense management, operating leverage, and balance-sheet improvements.

About ConnectM Technology Solutions, Inc.
ConnectM is a constellation of technology-driven businesses powering the modern energy economy. Through its Owned Service Network, Managed Solutions, Logistics, and Transportation segments, the Company delivers AI-powered electrification, distributed energy, last-mile delivery, and industrial IoT solutions to customers worldwide.

For more information, visit www.connectm.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "intend," "believe," "estimate," "continue," "project" or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the "Cautionary Note Regarding Forward-Looking Statements" section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations
ConnectM Technology Solutions, Inc.
+1 617-395-1333
irpr@connectm.com
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